Distribution Agreement
This Agreement is entered on July 20, 2015 into between the parties concerned on the basis of equality and mutual benefit to develop business on terms and conditions mutually agreed upon as follows:

1.	Contracting Parties
Supplier:	SHENZHEN IQI TECHNOLOGY CO., LTD.
No. 3, 3/F, Block A, C1 Bldg.,
Gushu Huafeng Second Industry Zone
Hangcheng Ave., Xixiang Street, Bao'an District,
Shenzhen, China
Tel: +86-0755-29022565
Fax: +86-0755-29022560
(Hereinafter called "party A")

Distributor:	Kirin Corp.
Attn: Rachel Samuel
4955 S. Durango Road – Suite # 165
Las Vegas, Nevada, 89113
(Hereinafter called "party B")

Party A and Party B are Jointly hereinafter referred to as the "Parties"

WHEREAS:

1.	Party A is doing specialized business of being a modern designer, innovator, producer, manufacturer, and seller of smart watches and wearable devices;
2.
Party B is an Nevada Company with offices in India looking at branding, marketing, selling, and distributing smart watches and wearable devices online and to areas of India, USA, Canada, and Europe. (the "Territory");

3.
Party A will Private label the Products outlined by Party B and Party A agrees to allow Party B for its own marketing materials, brochures, and website to utilize the marketing materials, pictures, ads, specifications, testimonials, and brochures produced by Party A for its own use; and

4.
Party A hereby appoints Party B, and the Party B hereby accepts the appointment to act as the sales Distributor for the smart watch products manufactured by Party A in order to market, sell, and distribute the products outlined in Schedule A ("Products").   Party B will have a non-exclusive agreement to sell the Products online and to its outlined Territory.

2.	Products and Quantity or Amount
Commodity: Smart Watches and Wearables

It's mutually agreed that Party B shall undertake to buy not less than 200 of the products outlined in Schedule A year from Party A, of which an initial order of 20 units should be in  place to Party A in the two months, and the sample order should be no less than 10 units.

It's mutually agreed that Party A shall undertake to guarantee production to Party B.

3.	Distributor's Sales Territory
The sales territory designated hereto is the geographical area of India, USA, Canada, Europe, and online as the area mutually agreed upon for which Party B shall have sales responsibility and in which Party B will exert its effort for sales, marketing, and distribution of the aforesaid products.

4.	Terms of Sales
The quantities, prices and shipments of the systems stated in this agreement shall be confirmed in each transaction, the particulars of which are to be specified in the proforma invoice signed by Party A and Party B.

5.	Payment
After confirmation of the order, Party B shall arrange a 25% deposit by T/T prior to production in favor of Party A within the time stipulated in the relevant proforma invoice, and 75% of the balance will be paid before Delivery.
6.	Party B's Responsibilities
a.	Generate and stimulate sales and marketing of smart watches and wearables and furnish information to Party A in regard to marketing, sales, distribution, and prospective purchasers of the Products.
b.	Participate in the sales promotion activities to benefit and improve sales of the aforesaid Products and assist and advise Party A in this regard.

7.	Party A's Responsibilities
a.	Endeavor to maintain the delivery conditions on all orders accepted by the Party A.
b.	Provide Party B to the full extent, with sales, technical information and assistance regarding the aforesaid products.
c.	Keep Party B informed of specification or changes regarding the aforesaid products.
d.	Party A provides spare parts free supply on each order (1% of each order) to Party B.
e.	Party B will offer a Two year warranty on the batteries and standard warranty on the remaining parts and labor.
f.	Party A will allow Party B permission to use content from its marketing materials, brochures, power point presentations, and its website in order for it to Private Label and brand its own line of smart watches and wearables.

8.	Delivery
a.	Unless otherwise specifically provided in the sales confirmation, Delivery of the products shall be F.O.B Yantian or Shekou Port, and the date of the bill of lading shall be taken to be the date of delivery of the products. Party A shall not be liable for delays in delivery or failure to manufacture due to strikes, lock-outs, riots, civil commotions, insurrections, wars, acts of God, operation of law or any other causes beyond its control.

b.	Party A will drop ship and will fulfill all orders as per Party B's instructions. There should be no other costs to Drop shipping for Party B outside of shipping and freight costs, which will be paid by Party B.

9.	Warranty
a.	Party A hereby warrants to Party B that the Products delivered under this agreement will be free from defects in material and workmanship.
b.	Party A hereby warrants to Party B that the Products delivered under this agreement will carry the following warranties:
i.	Straps: __ Years
ii.	Batteries: __Year
iii.	Chip and Components: __ Year
c.	Party A warrants further that:
i.	Party A has full power, capacity and authority to execute and enter into this Agreement;
ii.	The entering into of this Agreement by Party A and the implementation of its terms will not result in the breach of any other agreement to which Party A may be party;
iii.	Where the Products are supplied by reference to a sample, the Products will correspond with the sample;
iv.	The Products will comply with all statutory requirements and regulations of the Territory relating to:
1.	the safety, manufacture, packaging, labeling, transportation and sale of the Product; and
2.	the nature, substance, quality, weight and measurement of the Product;
d.	Without prejudice to any other remedy, if any Commodity is supplied in breach of warranty or representation given by Party A, Party B may require Party A to supply replacement Commodity immediately, or Part B may issue a Debit Note for Part A with the defected goods evaluated at purchasing currency.
10.	Duration & Termination

    This Agreement will be non-exclusive for a period of 24 months and if either party wishes to extend this agreement, he/she shall notice in writing not less than thirty (30) days prior to expiration date. This Agreement shall continue in effect from the effective date hereof until terminated as follows:

a.	By an Agreement in writing signed on behalf of the Party A by the President or a Vice-President of the company;
b.	By either party at will, with or without cause, upon three month's notice in writing given by registered mail.

11.	Arbitration
    All disputes arising from the execution of this agreement shall be settled through friendly consultations. In case no settlement can be reached, the case in dispute shall then be submitted to the Foreign Trade Arbitration Commission of the China Council for the Promotion of International Trade for arbitration in accordance with its provisional rules of procedure. The decision made by this commission shall be regarded as final and binding upon both parties. Arbitration fees shall be borne by the losing party, unless otherwise awarded.

12.	Other terms & Conditions
    (1) During the effective time of this Agreement, Party A shall not supply the contracted Private Labeled commodity to any other buyer(s) in the above mentioned territory. Direct inquiries, if any, will be referred to Party B.
    (2) This agreement shall be subject to the terms and conditions in the sales confirmation signed by both parties hereto.

This agreement is signed on July 31, 2015 and is in two originals; each party holds one.

SCHEDULE A

S29
DESIGN Size : 58x39x12.5mm  mm, Style：Florid，Colorful, Weight 55g Battery : 3.7V/450mAh Li-ion----
can take out to change battery Standby time : 72hours,Talk time : 6hours Classics. Free switch.

TECHNOLOGY:MTK-6260A, 1.54'' inch TFT HDLCD, Stainless steel wire drawing, Memory:128M+64M,

FUNCTIONS： SIM card , Clock, Calendar, Phone Call, Vibration reminder, Bluetooth Intelligent Sync, MP3/MP4, Anti-lost, Pedometer, Remote Camera

S2
DESIGN: waterproof bluetooth smart watch

TECHNOLOGY: MTK-2502

FUNCTIONS：Heart Rate, Smart Home Control, Clock, Calendar, Weather, Phone Call, SMS, Vibration reminder, Bluetooth Intelligent Sync, MP3/MP4, Anti-lost, Pedometer, Camera,SmartHome Controller,IP67 waterproof

G2
DESIGN: Waterproof Touch Screen Smart Watch

TECHNOLOGY:MTK-2502

FUNCTIONS：Heart Rate, Smart Home Control, Clock, Calendar,  Phone Call, SMS, Vibration reminder, Bluetooth Intelligent Sync, MP3/MP4, Anti-lost, Pedometer, Remote Camera

X2
DESIGN: Zn Ti Alloy Case/1.6"Transflective LCD/2.5D Curved Touch Panel/45*37.4*9.5 mm(L×W×H)

TECHNOLOGY:JZ4775 ( 1GHz )/Android 4.3/Androind & IOS phone support

FUNCTIONS：Heart Rate Monitor, 3D Pedometer, Calories Burn, Sync, Phone Calls, Messaging, Email, Remote Camera, Calendar, Weather, Intelligent Sync, MP3/MP4, Anti-lost, etc.

Mi1
DESIGN: natural aesthetics, textured Italian calfskin strap (black & brown), Sapphire Glass Crystal, 316L medical Stainless steel case, Leather case package, 40mm diameter, 10mm thickness

TECHNOLOGY: Citizen Miyota Movement, 3 ATM Water Resistant, Bluetooth 4.0, 3 Axis Acceleration Sensor, 2 batteries（CR2032+Citizen Miyota original battery）, iOS & Andriod

FUNCTIONS：Pedometer, Anti-Lost Remind, Incoming Calls Alert, Time

Mi2
DESIGN: natural aesthetics, textured Italian calfskin strap (black & brown), Sapphire Glass Crystal, 316L medical Stainless steel case, Leather case package, 40mm diameter, 10mm thickness

TECHNOLOGY: Citizen Miyota Movement, 3 ATM Water Resistant, Bluetooth 4.0, 3 Axis Acceleration Sensor, 2 batteries（CR2032+Citizen Miyota original battery）, iOS & Andriod

FUNCTIONS：Pedometer, Anti-Lost Remind, Incoming Calls Alert, Time,SMS

A2
DESIGN: waterproof bluetooth smart watch

TECHNOLOGY: MTK-6260/1.54", 240X240 HD pixel TOUCH , metallic casing

FUNCTIONS：Phone Book, Phone Call, SMS, MMS, Time Sync.,Vibration, Burglar Alarm, Alarm, Stopwatch, Thermometer, Passometer, Remote Camera, Smart Phone Information Notification

A4
DESIGN: waterproof bluetooth smart watch

TECHNOLOGY: MTK-2502

FUNCTIONS：Heart Rate, Smart Home Control, Clock, Calendar, Weather, Phone Call, SMS, Vibration reminder, Bluetooth Intelligent Sync, MP3/MP4, Anti-lost, Pedometer, Remote Cameran

U8
DESIGN: Waterproof Touch Screen Smart Watch

TECHNOLOGY:MTK-6260

FUNCTIONS：Phone Book, Phone Call, SMS, MMS, Time Sync.,Vibration, Burglar Alarm, Alarm, Stopwatch, Thermometer, Passometer, Smart Phone Information Notification

U18
DESIGN: waterproof bluetooth smart watch

TECHNOLOGY:MTK 6571

FUNCTIONS：Sleep Monitor, Calories Burn, Distance, Time, Share,WIFI,GPS,Phone Book, Phone Call, SMS, MMS, Time Sync.,Vibration, Burglar Alarm, Alarm, Stopwatch, Thermometer, Passometer, Smart Phone Information Notification

U9
DESIGN: 74*17.8*8.8mm/29g/colorful wristband(blue, black,rose pink, green, yellow)/body color black/non-toxic TPU strap/Stainless Steel Shell

TECHNOLOGY:0.91" OLED screen/ bluetooth 3.0/ CPU 360MHz MTK+REALTEK+Freescale/Lithium-ion polymer battery/ Nano waterproof/150 hours standby time

FUNCTIONS：Pedometer, Sleep monitor, Phonebook, Distance Alert, Find Phone, Bluetooth, Alarm, Time, Remote Camera, Caller ID, Reject Call, Wifi Hotspot

U6-Ⅱ
DESIGN: 43*17mm/31g/colorful wristband(blue, black,rose pink, green, yellow)/body color black

TECHNOLOGY:Super OLED screen/ no radiation/ over 100 hours standby time/bluetooth 4.0/ultra-low power chip Cc2541

FUNCTIONS：Remote Camera, Pedometer, Distance course, Calories Burn, Sleep monitor, Bluetooth synchronization, Stopwatch, Time

P8
DESIGN: 3g wifi smart watch with sim card/1.54''TFT/58*42.5*13 mm

TECHNOLOGY:MTK-6572/bluetooth 4.4/IPS HD display 240*240/Support 32GB card, screen flash shooting function/Frequency 2.4GHz/Lithium-ion polymer battery

FUNCTIONS：Phone Book, Phone Call, SMS, MMS, Time Sync.,Vibration, Burglar Alarm, Alarm, Stopwatch, Thermometer, Passometer, Remote Camera, HD camera. wifi, Smart Phone Information Notification

IQI Smart Jewelry
DESIGN:925 silver coated with 18K white gold /green chalcedony or red agate and ruby

TECHNOLOGY:32 digital cortex-M3 chip /6-Axis Inertial Motion Sensors /IP67 waterproof/CR2032 battery

FUNCTIONS：Sleep Monitor, Drink Clock, Rest Alert, Calories Burn, Distance, Time, Share